EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-89626) of Resource Recycling Technologies, Inc. of our report dated March 10, 1995 appearing on page F-1 of the 1994 Annual Report on Form 10-K.



/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP

Syracuse, New York
March 24, 1995